Exhibit 99.2

Q1 FY24 SHAREHOLDER LETTER

Fellow Shareholders, During our fiscal first quarter of 2024 (Q1 FY2024), we closed on the acquisition of Inmarsat and reported strong financial results that show the underlying strength of the combined companies. Recently, we experienced an anomaly with ViaSat-3 Americas (ViaSat-3 F1) during deployment of one of its antennas. With the added scale, business diversity, network resources and synergy opportunities that Inmarsat brings, we remain confident in our ability to grow. For Q1 FY2024 we earned revenue of $780 million, a 36% year-over-year (YoY) increase compared to revenue from continuing operations of $575 million in the prior year quarter. Net loss of $77 million for the quarter was driven by higher interest expense, acquired intangible amortization and non-recurring acquisition-related expenses. Adjusted EBITDA in Q1 FY2024 reached $183 million, an increase of 87% compared to Adjusted EBITDA from continuing operations in Q1 FY2023. These results include one month of contribution from Inmarsat during the quarter – including $134 million of revenue and $72 million of Adjusted EBITDA – for the period following the May 30, 2023 closing date. Inmarsat’s stand-alone performance for the full quarter ended June 30, 2023, was strong, with top line revenue growth of 10% YoY to approximately $400 million for the quarter ended June 30, 2023 and estimated Adjusted EBITDA for the quarter of approximately $220 million, an estimated increase of 5% YoY. We also are off to a strong start to the fiscal year on new contract wins, with consolidated awards of $803 million in Q1 FY2024, up 21% YoY from continuing operations, driven by the addition of Inmarsat and awards for information assurance products. Viasat’s consolidated segment level financial results described in this letter include one month of Inmarsat’s financial results, benefiting Satellite Services and Government Systems most notably. Substantially all of Inmarsat’s former aviation, maritime and enterprise business units are included in Satellite Services, while their former government business unit is included in Government Systems. Inmarsat’s revenue mix for the 12-month period ended March 31, 2023, was derived approximately 36% from government, 34% from maritime, 22% from aviation and 8% from enterprise and other. The addition of Inmarsat accelerates our global mobility and government strategy, brings Ka- and L-band coverage and network redundancy and expands our global distribution capabilities. The combination substantially enhances Viasat’s position as a leading technology and services provider across attractive markets, including in-flight connectivity (IFC), government, business aviation and maritime, plus provides incremental asset and revenue scale, business and end market diversity - alongside operating expense, capital expenditure and revenue synergy opportunities. Our synergy target, as described when we first announced the Inmarsat acquisition, was $1.5 billion of operating and capital expenditure synergies on an after-tax net present value basis, which included $80 million of annual run-rate cost synergies, with revenue synergies being an upside to that target, particularly in government and IFC. As of today, we have confidence we can achieve these original synergy targets and are working to exceed them. We are also stronger from a balance sheet perspective compared to the outlook when we announced the Inmarsat acquisition. We anticipated that the combined company would have a pro forma net leverage ratio of approximately 5.0x Adjusted EBITDA as of December 31, 2022. We substantially strengthened our balance sheet via the sale of the Link-16 Tactical Data Links (TDL) business, which closed in Q4 FY2023, and was expected to result in a net leverage ratio improvement of approximately 0.7 turn, to about 4.3x Adjusted EBITDA. As described in the section on Balance Sheet, Cash Flows, and Liquidity below we are now reporting a further improvement in net leverage, to 3.9x estimated combined LTM Adjusted EBITDA as of Q1 FY2024, just after closing of the Inmarsat acquisition. We have also secured substantial additional liquidity from the acquisition and associated financing transactions and are in a strong financial position to continue to grow the business. The ViaSat-3 F1 antenna anomaly creates unanticipated challenges that we are already addressing. The affected antenna was from a commercial product line of a leading space supplier with a decades long track record of successful space deployment. Antennas from that product line are deployed on numerous prior missions, including on several Inmarsat satellites. We understand the risks involved in space systems, and have insurance. Among the benefits of the Inmarsat acquisition is access to an existing, and forthcoming global Ka-band satellite fleet that can be a key factor in enabling sustained growth, while achieving our very high level of global mobility performance for our customers, despite the ViaSat-3 F1 antenna anomaly. In addition, we had also executed bandwidth supply contracts with other Ka-band broadband operators/partners as a precaution in the event of delays or other possible complications with ViaSat-3 F1. We are currently working closely with our antenna supplier to assess the status of the antenna. Our near-term objectives, working with the antenna manufacturer and our satellite supplier, are to perform a root cause analysis and determine corrective actions for the antenna on ViaSat-3 F2. We have also begun analyzing and assessing the performance of ViaSat-3 F1 with the affected antenna. To date, all other activated subsystems, including the innovative space payload technology and ground infrastructure designed and built by Viasat, are performing as expected, or better, in end-to-end measurements. Importantly, the ViaSat-3 F1 anomaly does not impact any of our existing customers or users. Each of the ViaSat-3 satellites is capable of performing in any of the three orbital slots for the covered regions (Americas, EMEA, and Asia Pacific), enabling options in deployment sequence. On a combined basis we have 13 Ka-band satellites in space with another eight under construction (including ViaSat-3 F2 and F3). Five of those eight are expected to launch by the end of calendar 2025. We also expect to gain additional bandwidth from the existing in-orbit fleet via ground network optimizations. We believe these augmentations will allow us to provide the high-quality experience our mobility customers have come to expect and allow us to support our near- and intermediate-term growth objectives in mobility. Post-Inmarsat acquisition, the U.S. residential business represents approximately 13% of our current revenue. We anticipate that percentage will decline and are factoring that into our overall consolidated growth outlook. Service quality for the remaining 87% of our current revenue is not anticipated to be materially affected by the antenna anomaly. We will describe our current assessment of the FY2024 and preliminary FY2025 business outlooks in the outlook portion of this letter. Importantly, we continue to anticipate growth in revenue and Adjusted EBITDA over these next two fiscal years, driven by substantial backlog and strong recent awards, with additional exciting opportunities ahead. Shareholder Letter | Q1 Fiscal Year 2024 1

Q1 FY2024 Financial Results

- Revenue of $780 million in Q1 FY2024 was up 36% compared to revenue from continuing operations of $575 million in Q1 FY2023. Inmarsat's one-month revenue contribution from the acquisition date was approximately $134 million. On a stand-alone basis, Inmarsat's full quarter revenue, including the pre-acquisition period, approximated $400 million, a 10% increase YoY

- Net loss of $77 million for Q1 FY2024 increased compared to the net loss from continuing operations of $39 million from the prior year quarter due primarily to higher interest expense, acquired intangible amortization and non-recurring acquisition-related expenses

- Adjusted EBITDA for the quarter was $183 million, an increase of 87% YoY from Adjusted EBITDA from continuing operations in Q1 FY2023. Q1 FY2024 Adjusted EBITDA included a one-month contribution from Inmarsat of approximately $72 million. On a stand-alone basis, Inmarsat's full quarter Adjusted EBITDA is estimated to be approximately $220 million, reflecting YoY growth of approximately 5%. Viasat's results were driven by the one-month impact of the Inmarsat acquisition, strong demand from commercial air IFC services and information assurance products, and lower R&D expenditures

- Government Systems, had an exceptional quarter with a 55% YoY increase in revenue from continuing operations – primarily from significant demand for information assurance products and the one-month inclusion of Inmarsat

- Commercial Networks revenue also grew strongly, up 32% YoY primarily from increased shipments and installations of mobility terminals

- Satellite Services revenue increased 28% YoY driven primarily by the one-month contribution from multiple Inmarsat services. Growth from commercial air IFC services offset fixed broadband subscriber declines as we continue to manage bandwidth needs across our different businesses

- Net leverage increased sequentially to approximately 3.9x combined LTM Adjusted EBITDA, which includes Viasat's continuing operations and Inmarsat's estimated LTM Adjusted EBITDA and our combined net debt position

AWARDS
$ in millions



Discontinued Ops
Continuing Ops
$783
$1,115
$617
$699
$803
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24

REVENUE
$ in millions



Discontinued Ops
Continuing Ops
$678
$745
$714
$666
$780
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24

OPERATING INCOME (LOSS)
$ in millions



Discontinued Ops
Continuing Ops
$27.0
($27.1)
($17.5)
($72.7)
($41.5)
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24

NET INCOME (LOSS)
$ in millions



Discont. Ops incl. Gain on TDL Sale
Continuing Ops
$1,196.8
($21.6)
($48.2)
($42.2)
($77.0)
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24

ADJ. EBITDA[1]
$ in millions



Discont. Ops incl. Gain on TDL Sale
Continuing Ops
$132
$188
$139
$1,786
$183
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24

BACKLOG
$ in millions



Discontinued Ops
Continuing Ops
$2,065
$2,370
$2,228
$1,659
$3,849
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24

Shareholder Letter | Q1 Fiscal Year 2024 2

Government Systems

AWARDS, REVENUE AND ADJ. EBITDA[1]
$ in millions



Discontinued Ops
Continuing Ops
$323
$315
$253
$233
$58
$58
Awards
Revenue
Adj. EBITDA
Q1 FY23
Q1 FY24

BACKLOG AND UNAWARDED IDIQ
$ in millions



Discontinued Ops
Continuing Ops
$4,779
$3,638
$895
$1,015
Backlog
Unawarded IDIQ
Q1 FY23
Q1 FY24



Segment Highlights

- Selected by the Air Force Research Laboratory Space Vehicles Directorate to provide on-orbit space relay connectivity in support of a future space-based demonstration of operational capabilities for the U.S. Department of Defense
- Achieved National Security Agency Type-1 certification on our next-generation ground-to-space encryption product, the KG-255XJ End Cryptographic Unit, which is the only cryptographic solution in production with the capability to access every Telemetry, Tracking and Command link on all current orbiting U.S. Department of Defense satellites
- Signed a AU$187 million contract with Australia and New Zealand to provide the Southern Positioning Augmentation Network (SouthPAN) satellite service from one of Inmarsat's three new upcoming I-8 satellites
- Received a three and a half year extension on an existing IDIQ contract with a ceiling of $265 million for a full array of services and technology to a major joint component command within the DoD
- Received the 2023 James S. Cogswell Outstanding Industrial Security Achievement Award by the Defense Counterintelligence and Security Agency

Awards

Q1 FY2024 awards from continuing operations were $315 million up 54% YoY, with information assurance products and government satcom system solutions driving the strong order volume in the quarter. Our confidence in near term growth is bolstered by customer demand for Type 1 high-speed cloud/data center information security product. Government Systems ended Q1 FY2024 with backlog of $1.0 billion, an increase of 128% compared to backlog from continuing operations of $445 million in Q1 FY2023. We continue to expand our IDIQ contract portfolio, with Unawarded IDIQ contract value reaching $4.8 billion at the end of Q1 FY2024.

Revenue

In Q1 FY2024, Government Systems revenue was $233 million, an increase of 55% YoY compared to revenue from continuing operations of $150 million in the prior year quarter. Product revenue from continuing operations increased sharply by 37% YoY primarily from information assurance product deliveries. Service revenues also grew as we scaled our on-the-move governmental platforms alongside the additional revenue benefit from the acquisition of Inmarsat.

Adjusted EBITDA

Government Systems Q1 FY2024 Adjusted EBITDA from continuing operations was $58 million compared to $24 million in Q1 FY2023. Adjusted EBITDA from continuing operations increased 139% YoY due primarily to the one-month contribution from Inmarsat coupled with strong revenue flow through from information assurance products, as product certification delays impacting the majority of last fiscal year were resolved at the end of FY2023.

Shareholder Letter | Q1 Fiscal Year 2024 3

Satellite Services

AWARDS, REVENUE AND ADJ. EBITDA[1]
$ in millions


$317
$379
$312
$398
$102
$153
Awards
Revenue
Adj. EBITDA
Q1 FY23
Q1 FY24

REVENUE MIX
Annual and Quarterly Trends


20%
23%
12%
35%
45%
FY19
FY20
FY21
FY22
FY23
42%
43%
47%
50%
65%
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24
U.S. Fixed Broadband
Mobility / International / Other

SERVICE METRICS - KA BAND ONLY
End of period vessels and aircraft


2,090
18,960
Q1 FY23
Q1 FY24
Commercial Air
Business Aviation
Maritime

Segment Highlights

- Expanded the breadth of mobility and enterprise service businesses with the closing of the Inmarsat acquisition. Inmarsat brings over 38,000 maritime vessels and over 5,000 business aviation aircraft alongside our combined strength of over 3,000 commercial IFC aircraft in service
- Enabled complimentary in-flight connectivity with streaming capability for eligible T-Mobile customers on Viasat-equipped domestic American Airlines aircraft
- Recognized by the Onboard Hospitality Awards for our OneFi passenger engagement platform as an innovation that's 'One to Watch' within the aviation industry
- Announced new Fleet Reach coastal LTE service for maritime users designed to augment uninterrupted high-speed broadband connectivity for merchant, offshore, energy and fishing customers when sailing near the coast or docked in-port
- Subsequent to quarter-end, reached an agreement to appoint the European Satellite Services Provider (ESSP) as a partner for the Iris air traffic modernization program. ESSP is the first pan-European company certified for satellite-based communication service by the European Aviation Safety Agency

Revenue

Q1 FY2024 Satellite Services revenue was $398 million, a 28% increase YoY. Commercial air IFC services experienced strong growth YoY and sequentially, ending the quarter with 3,230 aircraft in service, an increase of 18% YoY compared to the combined commercial aircraft in service of Viasat and Inmarsat as of June 30, 2022. Summer travel trends have been strong across the industry, with rising passenger counts and flights driving higher revenue per plane. Our revenue diversification towards mobility and other non-U.S. fixed broadband services grew considerably, representing 65% of total Q1 FY2024 revenue (or approximately 75% assuming a full three months of Inmarsat segment contributions). End of period Q1 FY2024 Ka-band service metrics highlight the breadth of global broadband mobility services Inmarsat brings to our portfolio, each targeting premium, high-value service offerings with our global solution portfolio. Additionally, we have a broad suite of safety-based solutions and are currently active on over 75,000 aviation and maritime platforms.

Adjusted EBITDA

In Q1 FY2024, Satellite Services Adjusted EBITDA reached $153 million, a 51% increase YoY. Adjusted EBITDA growth was driven primarily by the one-month contribution from Inmarsat, the ramp of commercial air IFC service activations and increased U.S. fixed broadband ARPU, partially offset by subscriber declines in U.S. and global fixed broadband services and ramped ViaSat-3 network costs.

Shareholder Letter | Q1 Fiscal Year 2024 4

Commercial Networks

AWARDS, REVENUE AND ADJ. EBITDA[1]
$ in millions


$142
$109
$113
$149
($28)
($28)
Awards
Revenue
Adj. EBITDA
Q1 FY23
Q1 FY24





Segment Highlights

- Completed ViaSat-3 F2 spacecraft thermal vacuum testing. Reflector corrective action analyses and assessments due to ViaSat-3 F1 reflector anomaly underway
- Completed ViaSat-3 F3 initial spacecraft verification testing. Reflector assembly and test progressing. ViaSat-3 F3 uses a different antenna design and a different supplier than ViaSat-3 F1 and is expected to be unaffected by the ViaSat-3 F1 antenna anomaly
- Completed thermal vacuum testing on the first of the two satellites, carrying the GX10A and B payloads, for the Arctic Satellite Broadband Mission managed by Space Norway Heosat. The two highly elliptical orbit satellites are expected to extend Global Xpress and deliver persistent coverage in the northernmost region of Earth

Awards

In Q1 FY2024, Commercial Networks awards decreased 23% YoY to $109 million. The YoY decrease was driven primarily by significant commercial air IFC terminal order volume in the prior year period. Increased demand for energy products partially offset the YoY air terminal awards decrease. Backlog ended the quarter at $850 million, a 29% increase YoY.

Revenue

Commercial Networks Q1 FY2024 revenue was $149 million, an increase of 32% YoY. Antenna systems products had another strong quarter contributing to the YoY revenue growth alongside the primary growth catalyst in commercial air product deliveries. We continue to be focused on our on-the-move customers and the unique experiences we can deliver. Our IFC order, delivery and activation trends continue to maintain strong momentum, solidifying our IFC service revenue growth opportunities going forward.

Adjusted EBITDA

Q1 FY2024 Commercial Networks Adjusted EBITDA was a loss of $28 million, flat YoY. Reduced R&D expenditures offset lower gross margins and higher SG&A expenses in the quarter.

Shareholder Letter | Q1 Fiscal Year 2024 5

Balance Sheet, Cash Flows and Liquidity

OPERATING CASH FLOW
$ in millions


$40
$188
$89
$50
$104
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24

Operating Cash Flow

Viasat generated $104 million in operating cash flow during the quarter, an increase of $64 million YoY and $53 million sequentially. The YoY comparison reflects the one-month contribution from Inmarsat and improvements in working capital, primarily from an increase in other liabilities, partially offset by decreased operating results associated with the divestiture of the Link-16 TDL business in Q4 FY2023. The sequential comparison primarily reflects the one-month contribution from Inmarsat, partially offset by increased working capital alongside our normal first quarter settlement of annual liabilities.

CAPITAL EXPENDITURE
$ in millions


$271
$284
$296
$314
$375
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24

Capital Expenditure

Q1 FY2024 capital expenditures were $375 million, an increase of 38% YoY. The increase was primarily due to capital expenditures by Inmarsat for the one-month period following the closing of the acquisition, higher expenditures on customer premise equipment in anticipation of ViaSat-3 commercial service launch in the Americas, and higher infrastructure spend.

NET DEBT & NET LEVERAGE RATIO[2]
$ in billions (except net leverage)


4.2x
4.2x
4.7x
2.0x
3.9x
$2.4
$2.6
$2.8
$1.1
$5.5
Q1 FY23
Q2 FY23
Q3 FY23
Q4 FY23
Q1 FY24

Debt and Leverage

With the closing of the Link-16 TDL sale in Q4 FY2023 and the additional financing incurred as part of the closing of the Inmarsat acquisition, our liquidity increased significantly to $3.5 billion. This includes $1.96 billion in cash and cash equivalents, $134 million in short-term investments and $1.36 billion in combined borrowing availability under our two undrawn revolving credit facilities. As of June 30, 2023, net debt of the combined companies was $5.5 billion and our net leverage ratio was approximately 3.9x combined LTM Adjusted EBITDA.

Shareholder Letter | Q1 Fiscal Year 2024 6

FY2024 Outlook We achieved strong financial performance in FY2023 – including record revenue and record awards from continuing operations – despite challenges that included product certification delays, supply chain issues, and ramping ground network costs associated with the ViaSat-3 constellation. Some of these issues were resolved at the end of FY2023 while some have carried over into FY2024. On May 30, 2023, we closed on the acquisition of Inmarsat and the impact of their financial results are included in our outlook prospectively and historically on a combined basis for comparative purposes. › For FY2024 we expect revenue growth in the high single-digit percentages over FY2023 for the combined company (including Inmarsat historical results in FY2023 for comparative purposes). › A simple view of expected FY2024 Adjusted EBITDA can be approximated by adding Viasat’s stand-alone prior expectations of high single-digit to low double-digit growth for full-year FY2024 Adjusted EBITDA from continuing operations (without giving effect to the Inmarsat acquisition) to approximately ten months of Inmarsat contributions (which we expect will grow slightly throughout the fiscal year). › Satellite Services revenue is expected to grow modestly in FY2024, supported by growth in IFC, business aviation and maritime, offset by lower U.S. fixed broadband revenue. Satellite Services margins for the combined company are expected to improve relative to FY2023. › Government Systems revenue is expected to grow strongly in FY2024, with increasing contributions from sales of encryption products and as government service revenue scales. Government Systems revenue visibility for FY2024 is supported by backlog of over $1.0 billion at the end of Q1 FY2024, alongside growing recurring government service revenue contributions from Inmarsat. › Commercial Networks revenue is expected to grow modestly in FY2024 with solid contributions from IFC terminal deliveries and strength in advanced ground antenna systems. › Net leverage is expected to increase modestly by the end of FY2024 as cash balances are partially used to fund capital expenditures. Supporting our outlook is a ViaSat-3 F1 anomaly mitigation strategy that is designed to assure service to key customers, including in high-demand locations. Growth in our fixed broadband business is expected to be delayed compared to what would have been obtained with nominal antenna performance, but given the diversity of our combined business today along with anticipated antenna mitigations, our overall expectations are to continue to grow revenue and Adjusted EBITDA again in FY2025, relative to our expectations for FY2024 (and assuming a full year of contribution from Inmarsat for FY2024). Regarding free cash flow, we are targeting the inflection point to sustained positive to occur in the second half of calendar 2025. We are happy to welcome the Inmarsat family into Viasat and are excited to continue executing on our vision and the many opportunities ahead. Sincerely, Mark Dankberg Guru Gowrappan Shareholder Letter | Q1 Fiscal Year 2024 7

Endnotes 1. A reconciliation of Adjusted EBITDA to net income (loss) attributable to Viasat, Inc. is provided at the end of this letter. For all three segments Adjusted EBITDA includes certain corporate and other indirect costs previously allocated to the discontinued operations that have been reallocated across all three segments for the applicable periods presented except for Q4 FY2023 and Q1 FY2024. 2. Net leverage ratio is defined as principal amount of total debt less cash and cash equivalents and short-term investments divided by LTM Adjusted EBITDA. Combined LTM Adjusted EBITDA is calculated using Viasat’s LTM Adjusted EBITDA from continuing operations and the estimated LTM Adjusted EBITDA of Inmarsat as of June 30, 2023. See “Use of Non-GAAP Financial Information” for additional information. Shareholder Letter    |    Q1 Fiscal Year 2024 8

Forward Looking Statements This shareholder letter contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to the expected benefits, synergies, growth opportunities and other financial and operating benefits of the Inmarsat acquisition; the expected performance of the ViaSat-3 F1 satellite, including the extent and impact of the reflector deployment issue on the ViaSat-3 F1 satellite and any potential corrective or mitigating measures that may be undertaken or insurance claims or proceeds that may be made or recoverable in connection therewith; the performance and anticipated benefits of our ViaSat-3, ViaSat-4 and I-6 (hybrid L- and Ka-band) class satellites and any future satellite we may construct or acquire; satellite construction and launch activities generally, including expectations regarding completion, launch, deployment, commencement of commercial service and performance of existing satellites under construction (including our ViaSat-3, ViaSat-4, I-6 and I-8 class satellites) and capacity constraints prior to commencement of commercial service; projections of earnings, revenue, net leverage, free cash flow, capital investments, costs, expected cost savings and synergies, or other financial items, including financial guidance and outlook and expectations for performance and results of operations in FY2024 and beyond; anticipated trends in our business or key markets; the ability to capitalize on awards received and unawarded IDIQ contract vehicles; future economic conditions; the development, demand, customer acceptance and anticipated performance of technologies, products or services; our plans, objectives and strategies for future operations; international growth and expansion opportunities; statements regarding existing and prospective orders from current and new IFC customers; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially include: risks that the Inmarsat acquisition disrupts current plans and operations or diverts management’s attention from our business; the effect of the Inmarsat acquisition on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers and others with whom we do business; our ability to successfully integrate the operations, technologies and employees of Inmarsat; the ability to realize anticipated benefits and synergies of the Inmarsat acquisition, including the expectation of enhancements to our products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of our business following the closing of the Inmarsat acquisition; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our ability to realize the anticipated benefits of our ViaSat-3, ViaSat-4 and I-6 class satellites and any future satellite we may construct or acquire; unexpected expenses related to our satellite projects; our ability to successfully implement our business plan for our broadband services on our anticipated timeline or at all; capacity constraints in our business in the lead-up to the launch of commercial services on our ViaSat-3 satellites; our ability to successfully develop, introduce and sell new technologies, products and services; audits by the U.S. Government; changes in the global business environment and economic conditions; delays in approving U.S. Government budgets and cuts in government defense expenditures; our reliance on U.S. Government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition; introduction of new technologies and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes (including changes affecting spectrum availability or permitted uses) on our ability to sell or deploy our products and services; changes in the way others use spectrum; our inability to access additional spectrum, use spectrum for additional purposes, and/or operate satellites at additional orbital locations; competing uses of the same spectrum or orbital locations that we utilize or seek to utilize; the effect of recent changes to U.S. tax laws; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www. sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to revise or update any forward-looking statements for any reason. Shareholder Letter | Q1 Fiscal Year 2024 9

Use of Non-GAAP Financial Information To supplement Viasat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Viasat uses non-GAAP net income (loss) attributable to Viasat, Inc. and Adjusted EBITDA, measures Viasat believes are appropriate to enhance an overall understanding of Viasat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to Viasat’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below. In addition, we have included estimations of Adjusted EBITDA of the Inmarsat business for certain periods to enhance investors’ understanding of the contribution of the newly acquired Inmarsat business to Viasat’s overall financial performance. Inmarsat’s stand-alone results of operations are reported in accordance with International Financial Reporting Standards (IFRS) and not GAAP in accordance with the requirements of Inmarsat’s debt instruments. However, to facilitate comparability with statements regarding Viasat’s overall Adjusted EBITDA, these estimations of Inmarsat’s Adjusted EBITDA have been prepared using the same methodology and adjustments as used in the calculation of Viasat’s overall Adjusted EBITDA. However, as IFRS differs from GAAP in a number of important respects, readers are cautioned not to place undue reliance on these estimations, which have been prepared for illustrative purposes only. In addition, for purposes of calculating our net leverage ratio as of June 30, 2023, we use combined LTM Adjusted EBITDA for the twelve months ended June 30, 2023. Combined LTM Adjusted EBITDA represents Adjusted EBITDA of Viasat and estimated Adjusted EBITDA of Inmarsat (for periods prior to the Inmarsat acquisition) for the twelve months ended June 30, 2023 on a combined basis, as if the Inmarsat acquisition had occurred on July 1, 2022. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentations; however, we have included these combined results solely for purposes of presenting our net leverage ratio as of June 30, 2023 (which otherwise would not provide a comparable presentation of net leverage). This combined financial information is unaudited and does not include any pro forma adjustments to reflect the Inmarsat acquisition and related transactions. Combined LTM Adjusted EBITDA has been prepared by management for illustrative purposes only in connection with our presentation of net leverage ratio and does not purport to be indicative of what the combined company’s results of operations would have been if the Inmarsat acquisition and related transactions had occurred at the beginning of the period presented. In addition, the combined financial information does not reflect non-recurring charges incurred in connection with the Inmarsat acquisition, nor any cost savings and synergies expected to result from the Inmarsat acquisition (and associated costs to achieve such savings or synergies), nor any costs associated with severance, restructuring or integration activities resulting from the Inmarsat acquisition. Copyright © 2023 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners. Shareholder Letter | Q1 Fiscal Year 2024 10

Viasat First Quarter Fiscal Year 2024 Results

Financial Results

(In millions, except per share data)	Q1 FY24	Q1 FY23	Year-Over-Year Change
Revenues from continuing operations	$779.8	$575.1	36%
Revenues from discontinued operations	—	$103.2	**
Total	$779.8	$678.2	15%
Net income (loss) (1), (8)	($77.0)	($21.6)	257%
Non-GAAP net income (loss) (1), (8)	($0.4)	$10.6	*
Adjusted EBITDA (8)	$183.3	$131.8	39%
Diluted per share net income (loss) (1), (8)	($0.83)	($0.29)	186%
Non-GAAP diluted per share net income (loss) (1), (2), (8)	($0.00)	$0.14	*
Fully diluted weighted average shares (2)	93.1	74.9	24%

New contract awards (3), (6)	$803.0	$782.6	3%
Sales backlog from continuing operations (4)	$3,849.1	$1,615.4	138%
Sales backlog from discontinued operations	—	$449.8	**
Total (4)	$3,849.1	$2,065.2	86%
Segment Results
(In millions)	Q1 FY24	Q1 FY23	Year-Over-Year Change
Satellite Services
New contract awards (3)	$378.6	$317.3	19%
Revenues	$398.5	$312.1	28%
Operating profit (loss) (5), (7)	$11.4	$1.3	750%
Adjusted EBITDA (7)	$153.1	$101.5	51%

Commercial Networks
New contract awards	$109.5	$142.2	(23)%
Revenues	$148.6	$112.8	32%
Operating profit (loss) (5), (7)	($46.7)	($49.4)	(5)%
Adjusted EBITDA (7)	($28.0)	($28.0)	0%

Government Systems
New contract awards (6)	$314.9	$323.1	(3)%
Revenues from continuing operations	$232.7	$150.2	55%
Revenues from discontinued operations	—	$103.2	**
Total	$232.7	$253.3	(8)%
Operating profit (loss) from continuing operations (5), (7)	$21.6	($1.1)	*
Operating profit (loss) from discontinued operations (5)	—	$29.6	**
Operating profit (loss) (5), (7)	$21.6	$28.5	(24)%
Adjusted EBITDA (7), (8)	$58.3	$58.3	0%
Adjusted EBITDA from continuing operations (7)	$58.3	$24.3	139%

(1)	Attributable to Viasat, Inc. common stockholders.
(2)

As the three months ended June 30, 2023 and June 30, 2022 financial information resulted in a net loss from continuing operations, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the three months ended June 30, 2022 resulted in non-GAAP net income, 75.9 million diluted weighted average number of shares were used instead to calculate non-GAAP diluted net income per share.

(3)	Awards exclude future revenue under recurring consumer commitment arrangements.
(4)

Amounts include certain backlog adjustments due to contract changes and amendments. Our backlog includes contracts with subscribers for fixed broadband services in our satellite services segment. Backlog does not include anticipated purchase orders and requests for the installation of in-flight connectivity systems or future recurring in-flight internet service revenues under our commercial in-flight internet agreements in our Commercial Networks and Satellite Services segments, respectively.

(5)	Before corporate and amortization of acquired intangible assets.
(6)	Amounts include awards from discontinued operations of $118.0 million for the three months ended June 30, 2022.
(7)

These amounts were recasted to include certain corporate and other indirect costs previously allocated to the discontinued business that have been reallocated across all three segments for the three months ended June 30, 2022.

(8)	Amounts include both continuing and discontinued operations for the three months ended June 30, 2022.
*	Percentage not meaningful.
**	Amounts are not comparable due to the Link-16 TDL Sale.

Shareholder Letter | Q1 Fiscal Year 2024            11

Viasat First Quarter Fiscal Year 2024 Results (cont.)

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended
	June 30, 2023	June 30, 2022
Revenues:
Product revenues	$236,372	$172,495
Service revenues	543,419	402,561

Total revenues	779,791	575,056

Operating expenses:
Cost of product revenues	197,078	149,116
Cost of service revenues	347,833	268,665
Selling, general and administrative	219,581	171,625
Independent research and development	29,004	34,765
Amortization of acquired intangible assets	27,811	7,523

Income (loss) from operations	(41,516)	(56,638)
Interest (expense) income, net	(36,750)	(5,750)
Other income, net	—	1,011

Income (loss) from continuing operations before income taxes	(78,266)	(61,377)
(Provision for) benefit from income taxes from continuing operations	533	22,813
Equity in income (loss) of unconsolidated affiliates, net	831	—

Net income (loss) from continuing operations	(76,902)	(38,564)
Net income (loss) from discontinued operations, net of tax	—	17,525

Net income (loss)	(76,902)	(21,039)

Less: net income (loss) attributable to noncontrolling interest, net of tax	102	525

Net income (loss) attributable to Viasat, Inc.	$(77,004)	$(21,564)

Diluted net income (loss) per share attributable to Viasat, Inc. common stockholders	$(0.83)	$(0.29)

Diluted common equivalent shares (1)	93,106	74,863

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

(In thousands, except per share data)	Three months ended
	June 30, 2023	June 30, 2022
GAAP net income (loss) attributable to Viasat, Inc.	$(77,004)	$(21,564)
Amortization of acquired intangible assets	27,811	7,523
Stock-based compensation expense	21,752	21,232
Acquisition and transaction related expenses (2)	27,735	13,072
Income tax effect (3)	(678)	(9,712)

Non-GAAP net income (loss) attributable to Viasat, Inc. (4)	$(384)	$10,551

Non-GAAP diluted net income (loss) per share attributable to Viasat, Inc. common stockholders	$(0.00)	$0.14

Diluted common equivalent shares (1)	93,106	75,883

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)	Three months ended
	June 30, 2023	June 30, 2022
GAAP net income (loss) attributable to Viasat, Inc.	$(77,004)	$(21,564)
Provision for (benefit from) income taxes	(533)	(10,762)
Interest expense (income), net	36,750	5,750
Depreciation and amortization	174,579	124,087
Stock-based compensation expense	21,752	21,232
Acquisition and transaction related expenses (2)	27,735	13,072

Adjusted EBITDA (4)	$183,279	$131,815

(1)

As the three months ended June 30, 2023 and June 30, 2022 financial information resulted in a net loss from continuing operations, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive. However, as the non-GAAP financial information for the three months ended June 30, 2022 resulted in non-GAAP net income, diluted weighted average number of shares were used instead to calculate non-GAAP diluted net income per share.

(2)	Costs typically consist of acquisition, integration, and disposition related costs.
(3)	The income tax effect is calculated using the tax rate applicable for the non-GAAP adjustments.
(4)	Amounts include both continuing and discontinued operations for the three months ended June 30, 2022.

Shareholder Letter | Q1 Fiscal Year 2024            12

Viasat First Quarter Fiscal Year 2024 Results (cont.)

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS IS AS FOLLOWS:

(In thousands)	Three months ended
	June 30, 2023	June 30, 2022
GAAP net income (loss) from continuing operations attributable to Viasat, Inc.	$(77,004)	$(39,089)
Provision for (benefit from) income taxes	(533)	(22,813)
Interest expense (income), net	36,750	5,750
Depreciation and amortization	174,579	120,657
Stock-based compensation expense	21,752	20,264
Acquisition and transaction related expenses (2)	27,735	13,072

Adjusted EBITDA from continuing operations	$183,279	$97,841

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS IS AS FOLLOWS:

(In thousands)	Three months ended
	June 30, 2023	June 30, 2022
GAAP net income (loss) from discontinued operations attributable to Viasat, Inc.	$—	$17,525
Provision for (benefit from) income taxes	—	12,051
Depreciation and amortization	—	3,430
Stock-based compensation expense	—	968

Adjusted EBITDA from discontinued operations	$—	$33,974

Shareholder Letter | Q1 Fiscal Year 2024            13

Viasat First Quarter Fiscal Year 2024 Results (cont.)

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) FROM CONTINUING OPERATIONS BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended June 30, 2023				Three months ended June 30, 2022
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$11,438	$(46,712)	$21,569	$(13,705)	$1,345	$(49,380)	$(1,080)	$(49,115)
Depreciation (5)	109,569	7,896	14,546	132,011	77,374	10,573	11,438	99,385
Stock-based compensation expense	7,259	7,456	7,037	21,752	7,032	7,168	6,064	20,264
Other amortization	7,554	3,309	3,894	14,757	8,044	2,425	3,280	13,749
Acquisition and transaction related expenses (2)	16,463	4	11,268	27,735	7,775	190	5,107	13,072
Other income, net	—	—	—	—	—	1,011	—	1,011
Equity in income (loss) of unconsolidated affiliates, net	831	—	—	831	—	—	—	—
Noncontrolling interest	(60)	—	(42)	(102)	(60)	—	(465)	(525)

Adjusted EBITDA from continuing operations	$153,054	$(28,047)	$58,272	$183,279	$101,510	$(28,013)	$24,344	$97,841

Adjusted EBITDA from discontinued operations (6)	—	—	—	—	—	—	33,974	33,974

Adjusted EBITDA (6)	$153,054	$(28,047)	$58,272	$183,279	$101,510	$(28,013)	$58,318	$131,815

(5)	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

(6)	A reconciliation of Adjusted EBITDA and Adjusted EBITDA from discontinued operations is presented on the previous pages.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	As of	As of
Assets	June 30, 2023	March 31, 2023

Current assets:
Cash and cash equivalents	$1,958,506	$1,348,854
Restricted cash	33,964	30,532
Short term investments	134,266	—
Accounts receivable, net	630,530	419,934
Inventories	335,561	268,563
Prepaid expenses and other current assets	333,642	176,629

Total current assets	3,426,469	2,244,512

Property, equipment and satellites, net	9,162,891	4,378,283
Operating lease right-of-use assets	442,654	281,757
Other acquired intangible assets, net	2,546,130	201,205
Goodwill	1,592,057	158,542
Other assets	727,405	466,038

Total assets	$17,897,606	$7,730,337

	As of	As of
Liabilities and Equity	June 30, 2023	March 31, 2023

Current liabilities:
Accounts payable	$377,638	$271,548
Accrued and other liabilities	1,034,065	647,232
Current portion of long-term debt	59,757	37,939

Total current liabilities	1,471,460	956,719

Senior notes	3,610,544	1,689,186
Other long-term debt	3,607,750	732,315
Non-current operating lease liabilities	419,888	273,006
Other liabilities	2,812,092	218,542

Total liabilities	11,921,734	3,869,768

Total Viasat Inc. stockholders’ equity	5,939,510	3,824,310
Noncontrolling interest in subsidiary	36,362	36,259

Total equity	5,975,872	3,860,569

Total liabilities and equity	$17,897,606	$7,730,337

Shareholder Letter | Q1 Fiscal Year 2024            14

Viasat Financial Reconciliation Prior Periods

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)	Three months ended
	March 31, 2023	December 31, 2022	September 30, 2022
GAAP net income (loss) attributable to Viasat, Inc.	$1,196,838	$(42,228)	$(48,240)
Provision for (benefit from) income taxes	393,922	14,656	76,758
Interest expense (income), net	(4,504)	8,222	(2,171)
Depreciation and amortization	126,897	124,993	124,400
Stock-based compensation expense	19,518	21,135	22,574
Acquisition and transaction related expenses (1)	53,416	12,113	14,947
Gain on the Link-16 TDL Sale	(1,661,891)	—	—

Adjusted EBITDA (2)	$124,196	$138,891	$188,268

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC. AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS IS AS FOLLOWS:
(In thousands)	Three months ended
	March 31, 2023	December 31, 2022	September 30, 2022
GAAP net income (loss) from continuing operations attributable to Viasat, Inc.	$(61,504)	$(46,561)	$(70,427)
Provision for (benefit from) income taxes	(9,627)	5,212	76,646
Interest expense (income), net	(4,504)	8,222	(2,171)
Depreciation and amortization	126,897	124,993	121,024
Stock-based compensation expense	19,518	20,455	21,875
Acquisition and transaction related expenses (1)	53,416	9,815	9,993

Adjusted EBITDA from continuing operations	$124,196	$122,136	$156,940

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT, INC. AND ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS IS AS FOLLOWS:
(In thousands)	Three months ended
	March 31, 2023	December 31, 2022	September 30, 2022
GAAP net income (loss) from discontinued operations attributable to Viasat, Inc.	$1,258,342	$4,333	$22,187
Provision for (benefit from) income taxes	403,549	9,444	112
Depreciation and amortization	—	—	3,376
Stock-based compensation expense	—	680	699
Acquisition and transaction related expenses (1)	—	2,298	4,954
Gain on the Link-16 TDL Sale	(1,661,891)	—	—

Adjusted EBITDA from discontinued operations	$—	$16,755	$31,328

(1)	Costs typically consist of acquisition, integration, and disposition related costs.
(2)	Amounts include both continuing and discontinued operations, excluding the Q4 FY2023 gain on the Link-16 TDL Sale.

Shareholder Letter | Q1 Fiscal Year 2024            15